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                                                                    EXHIBIT 10.5

                                                              Employee's Copy
                                                              Partnership's Copy

                             CAPITAL AUTOMOTIVE L.P.
                              EMPLOYMENT AGREEMENT

To THOMAS D. ECKERT:

        This Agreement establishes the terms of your employment with Capital Automotive L.P., a Delaware limited partnership (the "Partnership"). It replaces your prior employment agreement with Capital Automotive REIT, a Maryland real estate investment trust (the "Company"), under which the Company assigned your agreement to the Partnership, and your prior employment agreement with the Partnership. You remain an employee of the Company, but your primary responsibility is as an employee of the Partnership.


EMPLOYMENT AND DUTIES           You and the Partnership agree to your employment
                                with the Partnership and to your services as President and Chief Executive Officer on the terms contained herein. In such position, you will report directly to the Company's Board of Trustees (the "Board") and to the General
                                Partner of the Partnership. You agree to perform whatever duties the Partnership may assign you from time to time, consistent with your position as a senior executive. During your employment, you agree to devote your full business time, attention, and energies to performing those duties (except as the Partnership otherwise agrees from time to time). You agree to faithfully serve the Partnership, to conform to and comply with the lawful and good faith directions and instructions given you by the Partnership, and to use your best efforts to promote and serve the interests of the Partnership. You agree to comply with the non-competition, secrecy, and other provisions of Exhibit A to this Agreement.

TERM Your employment under this Agreement begins as of January 1, 2001 (the "Effective Date") and ends on January 1, 2004, unless it is terminated sooner under this Agreement.

                                The period running from the Effective Date to the date that the Agreement terminates as set forth in the preceding sentence is the "Term."

                                Termination or expiration of this Agreement ends your employment but does not end your obligation to comply with Exhibit A.

COMPENSATION

          Salary and Bonus      The Partnership (or, in its discretion, the
                                Company) will pay you an annual salary (the
                                "Salary") for 2001 at the rate of not less than $370,000 in accordance with its payroll practices. Your target bonus for calendar year
                                2001 will be $259,000. Each calendar year thereafter while you are employed under this Agreement, the Partnership or its Compensation
                                Committee will review your Salary and target bonus and consider you for increases from the Partnership.

          Employee Benefits     While you are employed under this Agreement, the
                                Partnership will provide you with the same benefits, including medical insurance coverage, as the Partnership makes generally available from time to time to the Partnership's employees, as those benefits are amended or terminated from time to time, and such other benefits as are commensurate with your position as a senior executive of a public company, including either a company automobile or an allowance for an automobile. Your participation in the Partnership's benefit plans will be subject to the terms


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                                of the applicable plan documents and the
                                Partnership's generally applied policies, and the Partnership in its sole discretion may from time to time adopt, modify, interpret, or discontinue such plans or policies.


PLACE OF EMPLOYMENT             Your principal place of employment will be at
                                the Partnership's headquarters in the Washington metropolitan area (or such other offices as the Partnership may establish from time to time and to which it assigns you in its sole discretion).
                                You understand and agree that you must travel from time to time for business reasons.

INDEMNIFICATION                 The Partnership will indemnify you to the
                                fullest extent authorized by law if you are made a party to any action, suit, or proceeding, whether criminal, civil, administrative, or investigative, because you are or were a manager, officer, or employee of the Partnership or serve or served any other entity as a director, officer, or employee at the Partnership's request; provided, however, that you must repay the Partnership for any indemnification if the final determination of an arbitrator or a court of competent jurisdiction declares, after the expiration of the time within which judicial review (if permitted) of such determination may be perfected, that indemnification by the Partnership is not permissible under applicable law.

EXPENSES The Partnership will reimburse you for reasonable and necessary travel and other business-related expenses you incur for the Partnership in performing your duties under this Agreement. You must itemize and substantiate all requests for reimbursements. You must submit requests for reimbursement in accordance with the policies and practices of the Partnership and within 60 days after incurring the expense.

NO OTHER EMPLOYMENT             For so long as you are employed by the
                                Partnership, you agree that you will not, directly or indirectly, provide services to any person or organization for which you receive compensation or otherwise engage in activities that would conflict or interfere significantly with the faithful performance of your duties to the Partnership without the Partnership's prior written consent. (This prohibition excludes any work performed at the Partnership's direction including any work for the Company.) The
                                Partnership acknowledges that, as of the Effective Date, you serve as a director of The
                                Munder Funds (a family of mutual funds) and agrees that such directorship does not violate the prohibition on other employment. You may manage your personal investments, as long as the management takes only minimal amounts of time and is consistent with the provisions of the No
                                Competition Section in Exhibit A and is
                                otherwise consistent with the policies and practices of the Partnership.


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                                You represent to the Partnership that you are
                                not subject to any agreement, commitment, or policy of any third party that would prevent you from entering into or performing your duties under this Agreement, and you agree that you will not enter into any agreement or commitment or agree to any policy that would prevent or hinder your performance of duties and obligations under this Agreement, including Exhibit A.

NO CONFLICTS OF INTEREST        You confirm that you have fully disclosed to the
                                Partnership and the Company, to the best of your knowledge, all circumstances under which you, your spouse, and your relatives (including their spouses, children, and relatives) have or may have a conflict of interest with the Company or the Partnership. You further agree to fully disclose to the Partnership any such circumstances that might arise during the Term.
                                You agree to fully comply with the Partnership's policy and practices relating to conflicts of interest.

NO PAYMENTS TO GOVERNMENTAL     You will neither pay nor permit payment of any
OFFICIALS                       remuneration to or on behalf of any governmental
                                official other than payments required or permitted by applicable law.

TERMINATION                     Subject to the provisions of this section, the
                                Partnership may terminate your employment, or you may resign, except that, if you voluntarily resign, you must provide the Partnership with 90 days' prior written notice (unless the Partnership has previously waived such notice in writing or authorized a shorter notice period).

          For Cause             The Partnership may terminate your employment
                                for "Cause" if you:

                                                (i) engage in dishonesty that
                                                relates materially to the
                                                performance of services or any
                                                obligations under this
                                                Agreement, including Exhibit A;

                                                (ii) are convicted of, or plead
                                                guilty or no contest to, any
                                                misdemeanor (other than for
                                                minor infractions) involving
                                                fraud, breach of trust,
                                                misappropriation, or other
                                                similar activity or any felony;

                                                (iii) perform your duties under
                                                this Agreement in a grossly
                                                negligent manner; or

                                                (iv) willfully breach this
                                                Agreement, including Exhibit A,
                                                in a manner materially injurious
                                                to the Partnership. An act or
                                                omission is only "willful" if
                                                you acted in bad faith or
                                                without any reasonable belief
                                                that the action or omission was
                                                in the interests of the
                                                Partnership and consistent with
                                                your duties and obligations
                                                under this Agreement.

                                 Your termination for Cause under (i) and (ii) will be effective immediately upon the Partnership's mailing or transmission of such notice. Before terminating your employment for Cause under (iii) or (iv), the Partnership will specify in writing to you the nature of the act, omission, refusal, or failure that it deems to constitute Cause. The Partnership will give you the opportunity to correct the situation (and thus avoid termination for Cause under (iii) or (iv)). You must complete the



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                                correction within a reasonable period of time
                                after the written notice to you, and the Partnership agrees to provide you no less than 15 days for such correction.

     Without Cause              Subject to the provisions below under Payments
                                on Termination, the Partnership may terminate your employment under this Agreement before the end of the Term without Cause.

     Good Reason                You may resign for Good Reason with 45 days'
                                advance written notice as provided below. "Good
                                Reason" means the occurrence, without your written consent, of any of the following circumstances:

                                    the Partnership's failure to perform or
                                    observe any of the material terms or
                                    provisions of this Agreement,

                                    the assignment to you of any duties
                                    inconsistent with, or any substantial
                                    diminution in, your employment status or responsibilities as in effect on the date of this Agreement or your departure from the Board (other than by your voluntary resignation or your choice not to stand for re-election), the Partnership's relocation of its
                                    headquarters to a location that would
                                    increase your commuting distance by more than 50 miles, based on your residence when this Agreement is executed, or a Change of Control, consisting of any one or more of the following events:

                                                a person, entity, or group
                                                (other than the Company, the
                                                Partnership, any subsidiary of
                                                either, any Company Group
                                                benefit plan, or any underwriter
                                                temporarily holding securities
                                                for an offering of such
                                                securities) acquires ownership
                                                of more than 40% of the
                                                undiluted total voting power of
                                                the Company's then-outstanding
                                                securities eligible to vote to
                                                elect members of the Board
                                                ("Company Voting Securities");

                                                consummation of a merger or
                                                consolidation of the Company
                                                into any other entity--unless
                                                the holders of the Company
                                                Voting Securities outstanding
                                                immediately before such
                                                consummation, together with any
                                                trustee or other fiduciary
                                                holding securities under a
                                                Company Group benefit plan, hold
                                                securities that represent
                                                immediately after such merger or
                                                consolidation more than 60% of
                                                the combined voting power of the
                                                then outstanding voting
                                                securities of either the Company
                                                or the other surviving entity or
                                                its parent; or

                                                the stockholders of the Company
                                                approve (i) a plan of complete
                                                liquidation or dissolution of
                                                the Company or (ii) an agreement
                                                for the Company's sale or
                                                disposition of all or
                                                substantially all the Company's
                                                assets, and such liquidation,
                                                dissolution, sale, or
                                                disposition is consummated.



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                                    Even if other tests are met, a Change of
                                    Control has not occurred under any
                                    circumstance in which the Company files for bankruptcy protection or is reorganized following a bankruptcy filing.

                                    You must give notice to the Partnership of your intention to resign for Good Reason within 30 days after the occurrence of the condition or event (within 24 months if the condition or event is a Change of Control) that you assert entitles you to resign for Good Reason. In that notice, you must specify the condition or event that you consider provides you with Good Reason and (except if the condition or event is a Change of Control) must give the Partnership an opportunity to cure the condition or event within 30 days after your notice. If the Partnership fails to cure the condition, your resignation will be effective on the 45th day after your notice (unless the Board has previously waived such notice period in writing or agreed to a shorter notice period).

                                    You will not be treated as resigning for Good Reason if the Partnership had Cause to terminate your employment as of the date of your notice of resignation.

          Disability                If you become "disabled" (as defined below),
                                    the Partnership may terminate your
                                    employment. If the Partnership terminates your employment because you become disabled or employment terminates because of your death, any unvested restricted shares and any phantom shares previously granted to you shall become Pro Rata Vested (as defined below). You are "disabled" if you are unable, despite whatever reasonable accommodations the law requires, to render services to the Partnership for more than 90 consecutive days because of physical or mental disability, incapacity, or illness.
                                    You are also disabled if you are deemed to be disabled within the meaning of the Partnership's long-term disability policy as then in effect.

          Death If you die during the Term, the Term will end as of the date of your death.



          Payments on               If the Partnership terminates your
          Termination               employment for or without Cause or because
                                    of disability or death or you resign, the Partnership will pay you any unpaid portion of your Salary pro-rated through the date of actual termination and any annual bonuses already determined by such date but not yet paid, reimburse any substantiated but unreimbursed business expenses, pay any accrued and unused vacation time (to the extent consistent with the Partnership's policies), and provide such other benefits as applicable laws or the terms of the benefits require. Except to the extent the law requires otherwise or as provided in the Vesting and Other Benefits section below or in your option agreement, restricted share agreement or phantom share agreement(s), neither you nor your beneficiary or estate will have any rights or claims under this Agreement or otherwise to receive severance or any other compensation, or to participate in any other plan, arrangement, or benefit, after such termination.

          Vesting and Other         In addition to the foregoing payments, if a
          Benefits on Termination   Change of Control occurs, the Partnership
          or Change of Control      terminates your employment without Cause, or
                                    you resign for Good Reason before the end of the of the Term:



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                                        I.        all of the stock options and
                                                  restricted shares held by you
                                                  before your termination of
                                                  employment or the Change of
                                                  Control (whichever is
                                                  applicable) will become fully
                                                  vested; and

                                        II.       all of the phantom shares
                                                  credited to you before your
                                                  termination of employment or
                                                  the Change of Control
                                                  (whichever is applicable)
                                                  shall be deemed to have been
                                                  credited for three (3) years
                                                  for purposes of Section 6.3 of
                                                  the Capital Automotive Group
                                                  Phantom Share Purchase
                                                  Program; and

                                        III.      (a)  in the case of
                                                       termination without Cause
                                                       or resignation for Good
                                                       Reason, and provided that
                                                       you have not previously
                                                       received any benefit
                                                       under the following
                                                       paragraph III(b), the
                                                       Partnership will pay you
                                                       an amount equal to your
                                                       Salary, as then in
                                                       effect, for 24 months in
                                                       a single lump sum as soon
                                                       as practicable but in any
                                                       event no more than 90
                                                       days after termination;
                                                       or

                                                  (b)  in the case of a Change
                                                       of Control, the
                                                       Partnership will pay you
                                                       an amount equal to 3
                                                       times the sum of your
                                                       annual Salary, as then in
                                                       effect, plus your most
                                                       recently established
                                                       target bonus, in a single
                                                       lump sum as soon as
                                                       practicable but in any
                                                       event no more than 10
                                                       days after the Change of
                                                       Control; and

                                        IV.     the Partnership will pay the
                                                premium cost for you to receive
                                                any group health coverage the
                                                Partnership must offer you under
                                                Section 4980B of the Internal
                                                Revenue Code of 1986 (the
                                                "Code") for the period of such
                                                coverage; and

                                         V.     the Partnership will pay you, at
                                                the time the Partnership would
                                                otherwise pay your annual bonus,
                                                your pro rata share of the bonus
                                                for the year of your termination
                                               (or Change of Control), where the
                                                pro rata factor is based on days
                                                elapsed in such year until the
                                                date of termination (or Change
                                                of Control) over 365, less any
                                                portion of the bonus for such
                                                year already paid.

                                    You are not required to mitigate amounts payable under the Vesting and Other Benefits paragraphs by seeking other employment or otherwise; however, of the foregoing benefits, an amount equal to two hundred percent of your annual Salary is being provided as consideration for your compliance with the requirements of Exhibit
                                    A. Consequently, you agree to return such amount if you fail to comply with Exhibit A.

                                    Expiration of this Agreement, whether
                                    because of notice of non-renewal or
                                    otherwise, does not constitute termination without Cause nor is it grounds for resignation with Good Reason.


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                                    In addition to the foregoing, if this
                                    Employment Agreement is not renewed by the Partnership on or before January 1, 2004, and the Partnership at any time thereafter terminates your employment without Cause or you resign for Good Reason, (i) any unvested restricted shares granted prior to or during the Term and held by you before your termination of employment will become vested to the extent of the ratio of the number of days that you have been employed by the Partnership or the Company since the date they were granted and the total number of days of employment otherwise required for them to fully vest (determined separately for each grant), and (ii) all of the phantom shares granted prior to or during the Term and credited to you before your termination of employment will be deemed to have been credited for three (3) years for the purposes of Section 6.3 of the Capital Automotive Group Phantom Share Purchase Program to the extent of the ratio of the number of days that you have been employed by the Partnership or the Company since the date they were granted and the three (3) years of employment otherwise required for them to fully vest for purposes of that section (determined separately for each grant). The pro rata vesting and crediting referenced in (i) and (ii) in the foregoing sentence are referred to herein as "Pro Rata Vested."

          Internal Revenue Code     If you become entitled to any benefits under
          Section 280G              this Agreement (the "Agreement Benefits"),
                                    and any of those benefits will be subject to the tax (the "Excise Tax") imposed by
                                    Section 4999 of the Code (or any similar tax that may hereafter be imposed), the Partnership will pay to you an additional amount (the "Gross-up Payment") such that the net amount retained by you, after deduction of any Excise Tax on the total benefits received by you and any federal, state and local income tax and Excise Tax on the Gross-up Payment provided for by this section, but before deduction for any federal, state or local income tax on the Agreement Benefits, will be equal to the total benefits that you would have received had the Excise Tax not been applicable and the Gross-up Payment not paid.
                                    Notwithstanding the foregoing, you and the Partnership agree to in good faith take any reasonable actions, at no cost to either party, to minimize or avoid application of the Excise Tax.

ASSIGNMENT                          The Partnership may assign or otherwise
                                    transfer this Agreement and any and all of its rights, duties, obligations, or interests under it to:

                                                the Company or any of the
                                                affiliates or subsidiaries of
                                                the Company or

                                                the Partnership or to any
                                                business entity that at any time
                                                by merger, consolidation, or
                                                otherwise acquires all or
                                                substantially all of the
                                                Company's stock or assets or the
                                                partnership units or assets of
                                                the Partnership or to which the
                                                Company or the Partnership
                                                transfers all or substantially
                                                all of its assets.

                                    Upon such assignment or transfer, any such business entity will be deemed to be substituted for the Partnership for all purposes. Assignment or transfer does not constitute termination without Cause nor is it grounds for resignation with Good Reason absent the occurrence of a Change of Control. This Agreement binds the Partnership, its successors or assigns, and your heirs and the personal representatives of your estate. Without


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                                    the Partnership's prior written consent, you
                                    may not assign or delegate this Agreement or any or all rights, duties, obligations, or interests under it.

SEVERABILITY                        If the final determination of an arbitrator
                                    or a court of competent jurisdiction
                                    declares, after the expiration of the time within which judicial review (if permitted) of such determination may be perfected, that any term or provision of this Agreement, including any provision of Exhibit A, is invalid or unenforceable, the remaining terms and provisions will be unimpaired, and the invalid or unenforceable term or provision will be deemed replaced by a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision.

AMENDMENT; WAIVER                   Neither you nor the Partnership may modify,
                                    amend, or waive the terms of this Agreement other than by a written instrument signed by you and a duly authorized representative of the General Partner of the Partnership.
                                    Either party's waiver of the other party's compliance with any provision of this Agreement is not a waiver of any other provision of this Agreement or of any subsequent breach by such party of a provision of this Agreement.

WITHHOLDING                         The Partnership will reduce its compensatory
                                    payments to you for withholding and FICA taxes, and any other withholdings and contributions required by law.

THIRD PARTY BENEFICIARY             You understand and agree that the Company is
                                    a third party beneficiary of this Agreement.

GOVERNING LAW                       The laws of the Commonwealth of Virginia
                                    (other than its conflict of laws provisions) govern this Agreement.

NOTICES Notices must be given in writing by personal delivery, by certified mail, return receipt requested, by telecopy, or by overnight delivery. You should send or deliver your notices to the Partnership's headquarters. The Partnership will send or deliver any notice given to you at your address as reflected on the Partnership's personnel records. You and the Partnership may change the address for notice by like notice to the others. You and the Partnership agree that notice is received on the date it is personally delivered, the date it is received by certified mail, the date of guaranteed delivery by the overnight service, or the date the fax machine confirms receipt.

PAYMENTS AND BENEFITS UPON          If, at the time of your death, the
DEATH                               Partnership owes you any payments or other
                                    benefits as a result of termination of your employment, resignation, a Change of
                                    Control, or your Disability, all of those payments and benefits shall become due and payable to your estate to the same extent, at the same times, and subject to the same terms as they would have been due and payable to you but for your death. Further, any payments or other benefits that become due on account of your death shall be paid to your estate.




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


LEGAL FEES                          If a claim is asserted for breach of any
                                    provision of this Agreement, you will be entitled to recover your reasonable attorney's fees and expenses if you prevail.

ARBITRATION                         Any disputes between the Partnership and you
                                    in any way concerning your employment, the termination of your employment, this
                                    Agreement or its enforcement shall be
                                    submitted at the initiative of either party to binding arbitration in the Washington
                                    Metropolitan area before a single arbitrator pursuant to the Rules for Resolution of Employment Disputes of the American
                                    Arbitration Association, or its successor, then in effect. The decision of the arbitrator shall be rendered in writing, shall be final, and may be entered as a judgment in any court in the Commonwealth of Virginia. The Partnership and you each irrevocably consents to the jurisdiction of the federal and state courts located in Virginia for this purpose. Each party shall be responsible for its or his own costs incurred in such arbitration and in enforcing any arbitration award, including attorney's fees, provided, however, that you will be entitled to recover your reasonable attorney's fees and expenses if you prevail.
                                    Notwithstanding the foregoing, the
                                    Partnership, in its sole discretion, may bring an action in any court of competent jurisdiction to seek injunctive relief and such other relief as it shall elect to enforce your obligations in Exhibit A.

SUPERSEDING EFFECT                  This Agreement supersedes any prior oral or
                                    written employment or severance agreements between you and the Company or the Partnership. This Agreement supersedes all prior or contemporaneous negotiations, commitments, agreements, and writings with respect to the subject matter of this Agreement. All such other negotiations, commitments, agreements, and writings will have no further force or effect; and the parties to any such other negotiation, commitment, agreement, or writing will have no further rights or obligations thereunder.



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If you accept the terms of this Agreement, please sign in the space indicated
below. We encourage you to consult with any advisors of your choosing.

                               CAPITAL AUTOMOTIVE L.P.

                               General Partner:

                               CAPITAL AUTOMOTIVE REIT, a Maryland real estate
                                    investment trust



                               By: /s/ JOHN M. WEAVER
                                   -------------------------------------
                               Its: Vice President and General Counsel
                                   -------------------------------------


                               SEEN & AGREED TO:

                               CAPITAL AUTOMOTIVE REIT



                               By: /S/ JOHN M. WEAVER
                                   --------------------------------------
                               Its: Vice President and General Counsel
                                   --------------------------------------

I accept and agree to the terms of employment set forth in this Agreement:

/s/ THOMAS D. ECKERT
-------------------------------
Thomas D. Eckert

Dated: February 28, 2001
      -------------------------



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                                                   EXHIBIT A

NO COMPETITION                      In consideration of your employment by the
                                    Partnership and salary and benefits under this Agreement, during the term of your employment, and except as set forth below, until the date two years after your employment with the Company, the
                                    Partnership, or their successors, assigns, affiliates, or subsidiaries (collectively, the "Company Group") ends for any reason
                                   (the "Restricted Period"), you agree as
                                    follows:

                                    The Company is a real estate investment
                                    trust formed to acquire real properties
                                    owned by automobile dealerships and other automotive-related businesses and lease the properties to such businesses. You will not, directly or indirectly, promote, be employed by, lend money to, invest in, or engage in any Competing Business within the Market Area. That prohibition includes, but is not limited to, acting, either singly or jointly or as agent for, or as an employee of or consultant to, any one or more persons, firms, entities, or corporations directly or indirectly (as a director, independent contractor, representative, consultant, member, or otherwise) that constitutes such a Competing Business. You may own up to 3% of the outstanding capital stock of any corporation that is actively publicly traded without violating this No Competition covenant. This covenant does not preclude you from being employed by any automobile dealership or dealership group or other automotive-related business that is a lessee or prospective lessee of properties the Company or the Partnership holds or is actively considering acquiring.

                                    If, during the Restricted Period, you are offered and want to accept employment with a business that engages in activities similar to the Company's or the Partnership's, you will inform the Partnership in writing of the identity of the business, your proposed duties with that business, and the proposed starting date of that employment. You will also inform that business of the terms of this Exhibit A. The Partnership will analyze the proposed employment and make a good faith determination as to whether it would threaten the Partnership's legitimate competitive interests. If the Partnership determines that the proposed employment would not pose an unacceptable threat to its interests, the Partnership will notify you that it does not object to the employment.

                                    You acknowledge that, during the portion of the Restricted Period that follows your employment, you may engage in any business activity or gainful employment of any type and in any place except as described above. You acknowledge that you will be reasonably able to earn a livelihood without violating the terms of this Agreement.

                                    You understand and agree that the rights and obligations set forth in this No Competition Section will continue for two years from the date of termination of this Agreement and your employment with the Partnership or the Company Group.

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DEFINITIONS

               Competing            Competing Business means any service or
               Business             financial product of any person or
                                    organization other than the Company Group, in existence or then under development, that competes or could potentially compete, directly or indirectly, with any service or financial product of the Company Group upon which or with which you have worked for the Partnership or the Company Group or about which you acquire knowledge while working for the Partnership or the Company Group.
                                    Competing Business includes any enterprise engaged in the formation or operation of real estate investment trusts or other entities that invest primarily in automobile dealership or automotive-related properties or provide real estate financing to automobile dealerships or automotive-related businesses. Competing Business excludes real estate investment trusts and similar entities that do not engage in activities related to automotive dealerships or automotive-related businesses.

               Market Area          The Market Area consists of the United
                                    States.

NO INTERFERENCE;                    During the Restricted Period, you agree that
NO SOLICITATION                     you will not, directly or indirectly,
                                    whether for yourself or for any other
                                    individual or entity (other than the
                                    Partnership or its affiliates or
                                    subsidiaries), intentionally solicit or
                                    endeavor to entice away from the Company
                                    Group:

                                         any person whom the Company Group
                                         employs (other than as your personal
                                         secretary) or otherwise engages to
                                         perform services as a consultant or
                                         sales representatives; or

                                         any person or entity who is, or was,
                                         within the Restricted Period, a
                                         contractor or subcontractor of the
                                         Company Group known to you or a lessee
                                         or prospective lessee of properties the
                                         Company Group holds or is actively
                                         considering acquiring.
SECRECY

          Preserving Company        Your employment with the Partnership under
          Confidences               and, if applicable, before this Agreement
                                    has given and will give you Confidential
                                    Information (as defined below). You
                                    acknowledge and agree that using,
                                    disclosing, or publishing any Confidential
                                    Information in an unauthorized or improper manner could cause the Partnership or Company Group substantial loss and damages that could not be readily calculated and for which no remedy at law would be adequate.
                                    Accordingly, you agree with the Partnership that you will not at any time, except in performing your employment duties to the Partnership or the Company Group under this Agreement (or with the Partnership's prior written consent), directly or indirectly, use, disclose, or publish, or permit others not so authorized to use, disclose, or publish any Confidential Information that you may learn or become aware of, or may have learned or become aware of, because of your prior or continuing employment, ownership, or association with the
                                    Partnership or the Company Group or any of their predecessors, or use any such information in a manner detrimental to the interests of the Partnership or the Company
                                    Group.

          Preserving Others'        You agree not to use in working for the
          Confidences               Company Group and not to disclose to the
                                    Company Group any trade secrets or other information you do not have the right to use or disclose and that the Company Group is not free to use without liability of any kind. You agree to promptly inform the Partnership in writing of any patents, copyrights, trademarks, or other proprietary rights known to you that the Partnership or the Company Group might violate because of information you provide.

          Confidential Information  "Confidential Information" includes, without limitation, information the Partnership or the Company Group has not previously disclosed to the public or to the trade with respect to the Partnership's or the Company Group's present or future business, operations, services, products, research, inventions, discoveries, drawings, designs, plans, processes, models, technical information, facilities, methods, trade secrets, copyrights, software, source code, systems, patents, procedures, manuals, specifications, any other intellectual property, confidential reports, price lists, pricing formulas, customer lists, financial information (including the revenues, costs, or profits associated with any of the Partnership's or the Company Group's products or services), business plans, lease structure, projections, prospects, opportunities or strategies, acquisitions or mergers, advertising or promotions, personnel matters, legal matters, any other confidential and proprietary information, and any other information not generally known outside the Partnership or the Company Group that may be of value to the Partnership or the Company Group but excludes any information already properly in the public domain. "Confidential Information" also includes confidential and proprietary information and trade secrets Confidential that third parties entrust to the Partnership or the Company Information Group in confidence.

                                    You understand and agree that the rights and obligations set forth in this Secrecy Section will continue indefinitely and will survive termination of this Agreement and your employment with the Partnership or the Company Group.


EXCLUSIVE PROPERTY                  You confirm that all Confidential
                                    Information is and must remain the exclusive property of the Partnership or the relevant member of the Company Group. All business records, business papers, and business documents you keep or make in the course of your employment by the Partnership relating to the Partnership or any member of the Company Group must be and remain the property of the Partnership or the relevant member of the Company Group. Upon the termination of this Agreement with the Partnership or upon the Partnership's request at any time, you must promptly deliver to the Partnership or to the relevant member of the Company Group any Confidential Information or other materials
                                    (written or otherwise) not available to the public or made available to the public in a manner you know or reasonably should recognize the Partnership did not authorize, and any copies, excerpts, summaries, compilations, records and documents you made or that came into your possession during your employment. You agree that you will not, without the Partnership's consent, retain copies, excerpts, summaries or compilations of the foregoing information and materials. You understand and agree that the rights and obligations set forth in this Exclusive Property Section will continue indefinitely and will survive termination of this Agreement and your employment with the Company Group.

MAXIMUM LIMITS                      If any of the provisions of Exhibit A are
                                    ever deemed to exceed the time, geographic area, or activity limitations the law permits, you and the Partnership agree to reduce the limitations to the maximum permissible limitation, and you and the Partnership authorize a court or arbitrator having jurisdiction to reform the provisions to the maximum time, geographic area, and activity limitations the law permits.

INJUNCTIVE RELIEF                   Without limiting the remedies available to
                                    the Partnership, you acknowledge:

                                         that a breach of any of the covenants
                                         in this Exhibit A may result in
                                         material irreparable injury to the
                                         Partnership and Company Group for which
                                         there is no adequate remedy at law; and

                                         that it will not be possible to measure
                                         damages for such injuries precisely.

                                    You agree that, if there is a breach or
                                    threatened breach, the Partnership or any member of the Company Group will be entitled to obtain a temporary restraining order and/or a preliminary or permanent injunction restraining you from engaging in activities prohibited by any provisions of this Exhibit A or such other relief as may be required to specifically enforce any of the covenants in this Exhibit A.



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